Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Forum Energy Technologies, Inc. of our report dated July 14, 2010, relating to the consolidated statements of income, comprehensive income, members’ equity, and cash flows of Triton Group Holdings LLC for the year ended December 31, 2009, not presented separately herein, and incorporated by reference in the Prospectus included in Registration Statement No. 333-176603.

/s/ DELOITTE LLP

Aberdeen, United Kingdom

April 11, 2012